Exhibit (q)(2)

POWER OF ATTORNEY

TCW Metropolitan West Funds

The undersigned hereby constitutes and appoints the President, Executive Vice President, Treasurer and Secretary of TCW Metropolitan West Funds and each of them, their true and lawful attorneys-in-fact and agents, each of them with full power of substitution and resubstitution, for them and in their name, place and stead, to sign any and all registration statements applicable to TCW Metropolitan West Funds and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David Vick
Name: David Vick
Date: February 4, 2026